EXHIBIT 99.1
                                                                    ------------

      TREY RESOURCES SIGNS LETTER OF INTENT TO ACQUIRE AMP-BEST CONSULTING

                 DEAL TO ADD MORE THAN $1.8 MILLION TO REVENUE;
                      EXPECTED TO BE ACCRETIVE TO EARNINGS


LIVINGSTON, NJ, MAY 8 2006 - Trey Resources, Inc. (OTCBB: TYRIA) announced today that its wholly owned subsidiary, SWK Technologies, the premier total solutions provider specializing in business software solutions, has signed a letter of intent to acquire AMP-BEST Consulting, Inc. of Syracuse, NY.

AMP-BEST is one of the most important and significant resellers of MAS 90/200/500 in the upstate New York region. Formed in 2002, AMP-BEST has installed systems at prominent companies throughout the Buffalo-Rochester-Syracuse-Albany area. The deal is forecast to add more than $1,800,000 in annualized revenue and will be immediately accretive to Trey's earnings. The transaction, which is subject to the signing of definitive agreements and customary closing conditions, is expected to close in late May. The terms of the transaction were not disclosed. More information on AMP-BEST can be found at www.amp-best.com.

Jeffrey D. Roth, SWK Technologies CEO, said, "AMP-BEST is a tremendous IT company. It is the largest and most significant MAS reseller in upstate New York. Patrick Anson, Crandall "Chip" Melvin III, Michelle Paparo and their team have built a great company with a solid revenue stream and established customer base. This transaction gives us critical mass, positioning us as one of the largest resellers of Sage Software in the United States. With our management talent, in-house expertise, and Trey's financial resources, we are confident that the combined companies will be able to very rapidly increase sales and earnings. We are very excited, and very fortunate, to be welcoming Pat, Chip, and Michelle to our team."

Patrick J. Anson, President and CEO of AMP-BEST Consulting, Inc. stated, "This is one of those very rare business transactions where the combined entity is greater than the sum of its parts. Acting alone, AMP-BEST and SWK Technologies would continue to be successful companies. Together, however, the combined entity will be a dynamic force with significant market presence, sales, and profitability. Our shared culture of "Clients First" makes us very comfortable working with the SWK management team and we are very excited about the future."

Crandall "Chip" Melvin III, Vice President of AMP-BEST, commented, "The upstate New York market is exploding. The economy is very strong, and we cannot keep up with all the leads and inquiries for our services. The combined SWK/AMP will have the resources necessary to dominate this market area."

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Michelle A. Paparo, Vice-President of AMP-BEST, said, "We expect the integration of the two companies to be seamless. We have been working together for several months now, ever since we integrated our help desk operations. The corporate culture of the two companies is a good fit, management shares the same vision, and we look forward to building a very large and profitable company together."

About Trey Resources
--------------------
Trey Resources is involved in the acquisition and build-out of technology and software companies. The Company's growth strategy is to acquire firms in this extensive and expanding, but highly fragmented segment, as it seeks to create substantial value for shareholders. Since June 2004, Trey has acquired SWK Technologies, Inc., Business Tech Solutions Group, Inc, and Wolen Katz Associates. For more information, visit www.treyresources.com, www.swktech.com, or www.mapadoc.com, or contact Trey Resources CEO Mark Meller at (973) 758-9555 or by e-mail at mark.meller@swktech.com.

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